Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Seacoast Banking Corporation of Florida on:

•	Form S-3 (Nos. 333-249921 and 333-250075)

•	Form S-8 (Nos. 333-152931, 333-161014, 333-188290, 333-190507, 333-198682, 333-206589, 333-226679, 333-257522, 333-258597, 333-262015, 333-267805, and 333-269518)

of our report dated March 31, 2022, relating to the consolidated financial statements of Professional Holding Corp. as of and for the year ended December 31, 2021 appearing in this Current Report on Form 8-K/A of Seacoast Banking Corporation of Florida.

/s/ Ernst & Young LLP

Birmingham, AL

March 15, 2023